Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of MidSouth Bancorp, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2006 (the “Report”), I, J. Eustis Corrigan, Jr., Chief Financial Officer of the Company, certify that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ J. Eustis Corrigan, Jr.
J. Eustis Corrigan, Jr.
Chief Financial Officer
March 16, 2007